Exhibit 10.60

August 10, 2007

Re:	Outstanding Options to Purchase Shares of Jazz Pharmaceuticals, Inc.

Dear Option Holder:

You currently hold stock options (collectively, the “Options”) to purchase shares of common stock of Jazz Pharmaceuticals, Inc. (the “Company”) under the Company’s 2003 Equity Incentive Plan (the “2003 Plan”).

Presently, each of your Options is structured so that the vesting and exercisability of your Options will accelerate with respect to an additional 25% of the option shares (or such lesser amount of shares as are then unvested and subject to the option) if: (a) a change in control occurs, and (b) your employment is terminated without cause within 12 months thereafter. The terms of such acceleration are documented in an option agreement between you and the Company under the 2003 Plan.

We are pleased to announce that the Company’s Compensation Committee has approved an amendment to each of your Options which will provide, in addition to the rights above, that in the event that your “continuous service” terminates due to an “involuntary termination without cause,” within either 12 months following, or one month prior to, the effective date of a “change in control,” the vesting and exercisability of your Options will accelerate in full.

For purposes of such vesting acceleration, “continuous service” and “change in control” shall have the meaning set forth in the Company’s 2007 Equity Incentive Plan (the “2007 Plan”). To review the definitions described in this paragraph, please refer to the 2007 Plan, which you can read on livelink under Resources/Employees/Employee Stock Plans/2007 Equity Incentive Plan.

In addition, “involuntary termination without cause” shall mean the involuntary termination of your “continuous service” (as defined in the 2007 Plan) for reasons other than death, “disability” (as defined in the 2007 Plan), or “cause.” For this purpose, “cause” means that, in the reasonable determination of the Company, you have (i) committed an intentional act or acted with gross negligence that has materially injured the business of the Company; (ii) intentionally refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom you report; (iii) willfully and habitually neglected your duties for the Company; or (iv) been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company. Notwithstanding the foregoing, “cause” shall not exist based on conduct described in clause (ii) or (iii) unless the conduct described in such clause has not been cured within fifteen (15) days following your receipt of written notice from the Company specifying the particulars of the conduct constituting “cause.” Any determination by the Company that your Continuous Service (as defined in the 2007 Plan) was terminated by reason of dismissal without “cause” for purposes of your Options shall have no effect upon any determination of the rights or obligations of you or the Company for any other purpose.

We hope that you find this amendment to be a valuable addition to each of your outstanding Options. Except for the foregoing, all remaining terms and conditions applicable to your Options will continue in full force and effect. Until your fully executed Acknowledgment (attached to this Notice) is received by the Company, your Options will not have the additional acceleration provisions specified in this Notice. Please maintain a copy of this Notice with the other paperwork for your Options so that you will have a permanent record of this new amendment. If you have any questions concerning your amended option, please contact Linda Weber, our Stock Plan Administrator and if you have questions about this amendment, please contact Scott Meggs, our Sr. Corporate Counsel.

Very truly yours,

Jazz Pharmaceuticals, Inc.

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Notice and agrees with the terms and conditions specified therein. Specifically, the undersigned agrees to the application of the definitions regarding the amendment to the Options, and acknowledges that he or she has been provided with the opportunity to review a copy of the Company’s 2007 Equity Incentive Plan that contains the additional definitions applicable to the Options.

Dated: , 2007

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